Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jewett, Schwartz, Wolfe & Associates

Registered Firm: Public Company Accounting Oversight Board

We have issued our report dated March 29, 2007, accompanying the financial statements of ER Urgent Care Holdings, Inc. for the periods ended December 31, 2005 and December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of ER Urgent Care Holdings, Inc. Form SB-2 to be filed with the U.S. Securities and Exchange Commission.

/s/ Jewett, Schwartz, Wolfe & Associates

October 12, 2007

Hollywood, Florida